Exhibit 99.1
Align Technology Announces Fourth Quarter and Fiscal 2024 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FOURTH QUARTER AND FISCAL 2024 FINANCIAL RESULTS

Q4 total revenues of $995.2 million and FY2024 total revenues of $4.0 billion

Q4 and FY2024 total revenues up 4.0% year-over-year and up 3.5% year-over-year, respectively

Q4 Clear Aligner volumes up 1.9% sequentially, and up 6.1% year-over-year
Q4 Systems and Services revenues up 5.2% sequentially, and up 14.9% year-over-year

•2024 total revenues of $4.0 billion, Clear Aligner revenues of $3.2 billion and Systems and Services revenues of $768.9 million
•2024 revenues were unfavorably impacted by foreign exchange of approximately $38.5 million compared to 2023(1)
•2024 operating margin of 15.2%, non-GAAP operating margin of 21.8%, and diluted net income per share of $5.62, non-GAAP diluted net income per share of $9.33
•2024 operating margin was unfavorably impacted by foreign exchange of approximately 0.7 points compared to 2023(1)
•Repurchased $352.9 million of common stock in 2024
•Q4'24 total revenues of $995.2 million, and diluted net income per share of $1.39, non-GAAP diluted net income per share of $2.44
•Q4’24 diluted net income per share was unfavorably impacted by a stronger U.S. dollar, which amounted to approximately $0.14 per diluted share due to net foreign exchange losses related to the revaluation of certain balance sheet accounts
•Q4'24 revenues were favorably impacted by foreign exchange of approximately $0.8 million sequentially and unfavorably impacted by approximately $0.9 million year-over-year(1)
•Q4'24 restructuring and other charges of $37.0 million, primarily related to post-employment benefits

TEMPE, Ariz., February 5, 2025 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the fourth quarter ("Q4'24") and year ended December 31, 2024 ("2024"). Q4'24 total revenues were $995.2 million, up 1.8% sequentially and up 4.0% year-over-year. Q4'24 total revenues were favorably impacted by foreign exchange of approximately $0.8 million or 0.1% sequentially and unfavorably impacted by approximately $0.9 million or 0.1% year-over-year.(1) Q4'24 Clear Aligner revenues were $794.3 million, up 0.9% sequentially and up 1.6% year-over-year. Q4'24 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $0.7 million or 0.1% sequentially and unfavorably impacted by approximately $0.7 million or 0.1% year-over-year.(1)
(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
Q4'24 Clear Aligner volume was up 1.9% sequentially and up 6.1% year-over-year. Q4'24 Imaging Systems and CAD/CAM Services revenues were $200.9 million, up 5.2% sequentially and up 14.9% year-over-year. Q4'24 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $0.1 million or flat sequentially and unfavorably impacted by approximately $0.2 million or 0.1% year-over-year.(1) Q4'24 operating income was $144.1 million resulting in an operating margin of 14.5%. Q4'24 operating margin was favorably impacted by foreign exchange of approximately 0.1 points sequentially and unfavorably impacted by approximately 0.2 points year-over-year.(1) Q4'24 net income was $103.8 million, or $1.39 per diluted share. Q4’24 diluted net income per share was unfavorably impacted by a stronger U.S. dollar, which amounted to approximately $0.14 per diluted share due to net foreign exchange losses related to the revaluation of certain balance sheet accounts. On a non-GAAP basis, Q4'24 net income was $181.6 million, or $2.44 per diluted share. During Q4'24, we incurred a total of $37.0 million of restructuring and other charges, primarily related to post-employment benefits.

2024 total revenues of $4.0 billion were unfavorably impacted by foreign exchange of approximately $38.5 million or 1.0% compared to 2023.(1) 2024 Clear Aligner revenues of $3.2 billion were unfavorably impacted by foreign exchange of approximately $31.0 million or 1.0% compared to 2023.(1) 2024 Imaging Systems and CAD/CAM Services revenues of $768.9 million were unfavorably impacted by foreign exchange of approximately $7.5 million or 1.0% compared to 2023.(1)

Align Technology Announces Fourth Quarter and Fiscal 2024 Results

Commenting on Align's Q4'24 and 2024 results, Align Technology President and CEO Joe Hogan said, “I am pleased to report that Q4 total revenues, Clear Aligner volumes, and Systems and Services revenues were in line with our Q4 outlook and both GAAP and non-GAAP operating margins were better than our Q4 outlook. Q4 Clear Aligner ASPs were lower than our Q4 outlook due primarily to the impact from unfavorable foreign exchange from the strengthening U.S. dollar against major currencies from late October through December. On a year-over-year basis, fourth quarter revenues of $995.2 million increased 4.0%, reflecting 14.9% growth from Systems and Services revenues and 1.6% growth from Clear Aligner revenues. On a year-over-year basis, Clear Aligner volumes grew 6.1%, driven by increased shipments across all regions—with strength in the EMEA, APAC, and LATAM regions, and stability in North America. From a channel perspective, Clear Aligner volumes in the ortho and general practitioner dentist (“GP”) channels were up on a year-over-year basis with the number of submitters and utilization amongst the highest in the past few years. On a sequential basis, fourth quarter revenue growth of 1.8% reflects continued momentum from sales of our iTero Lumina™ scanners and increased Invisalign® Clear Aligner volumes in the EMEA region, especially from teens and growing patients, as well as growth from the LATAM region - across Orthodontists and GP Dentists, offset by Clear Aligner seasonality in APAC, mostly in China, which had a strong teen quarter in Q3. For Americas, Q4 Clear Aligner volumes reflect a seasonally soft orthodontic channel, offset somewhat by strength in the GP channel in the adult segment. For the full year fiscal 2024, total revenues of $4.0 billion and Clear Aligner volumes of 2.5 million cases were both up 3.5% year-over-year. As of Q4'24, we achieved several cumulative milestones including 271.6 thousand active Invisalign® trained practitioners, 19.5 million Invisalign patients—including over 5.6 million teens and kids, and over 2 billion clear aligners manufactured worldwide."

Align Technology Announces Fourth Quarter and Fiscal 2024 Results

Financial Summary - Fourth Quarter Fiscal 2024

	Q4'24	Q3'24	Q4'23	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	628,730	617,220	592,635	+1.9%	+6.1%
GAAP
Net Revenues	$995.2M	$977.9M	$956.7M	+1.8%	+4.0%
Clear Aligner	$794.3M	$786.8M	$781.9M	+0.9%	+1.6%
Imaging Systems and CAD/CAM Services	$200.9M	$191.0M	$174.8M	+5.2%	+14.9%
Net Income	$103.8M	$116.0M	$124.0M	(10.5)%	(16.3)%
Diluted EPS	$1.39	$1.55	$1.64	$(0.16)	$(0.25)
Non-GAAP
Net Income	$181.6M	$175.6M	$183.5M	+3.4%	(1.0)%
Diluted EPS	$2.44	$2.35	$2.42	+$0.09	+$0.02

Financial Summary - Fiscal 2024

	2024	2023	Y/Y Change
Clear Aligner Shipments*	2,493,735	2,408,520	+3.5%
GAAP
Net Revenues	$3,999.0M	$3,862.3M	+3.5%
Clear Aligner	$3,230.1M	$3,199.3M	+1.0%
Imaging Systems and CAD/CAM Services	$768.9M	$662.9M	+16.0%
Net Income	$421.4M	$445.1M	(5.3)%
Diluted EPS	$5.62	$5.81	$(0.19)
Non-GAAP
Net Income	$699.7M	$659.2M	+6.1%
Diluted EPS	$9.33	$8.61	+$0.72
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of December 31, 2024, we had $1,043.9 million in cash and cash equivalents compared to over $1,041.9 million as of September 30, 2024. As of December 31, 2024, we had $300.0 million available under a revolving line of credit.

During the quarter, we completed a $30.0 million equity investment in Smile Doctors, the largest ortho-focused dental support organization in the U.S.

Commenting on Align's fourth quarter and fiscal 2024 results, Align Technology CFO and EVP Global Finance, John Morici said, "Overall, I am pleased with our fourth quarter and fiscal 2024 results, particularly the year-over-year Clear Aligner volume growth, the record number of submitters, the continued momentum from our Systems and Services business, and our operating margin improvement. After repurchasing $353 million of Align common stock during 2024, we concluded the year with no debt and approximately $1,044 million in cash, and cash equivalents. Our goal, as always, is to deliver value to our shareholders."

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
Recent Highlights

•On January 21, 2025, Align was listed as one of the top 300 companies worldwide that were granted U.S. patents last year on the 2025 Patent 300® list, with Align ranked at #263 with 164 U.S. patents granted in 2024. For reference, Align ranked #270 the year before.
•On January 16, 2025, we announced that Patrick Mahomes, quarterback for the National Football League’s Kansas City Chiefs, joined the Invisalign Smile Squad as an ambassador for the brand. As part of the multi-year agreement, Patrick will share his Invisalign® treatment experience with fans in a multi-channel campaign.

Q4'24 Highlights

•In December, the Invisalign® Palatal Expander System made the cover of the Journal of Clinical Orthodontics. The featured article, “Protocol for the Invisalign Palatal Expander” written by Dr. Jonathan L. Nicozisis, DMD, MS., concluded that Align Technology's Invisalign Palatal Expander System is an effective treatment, with the potential to offer an improved patient experience and better clinical outcomes.
•On November 20, we announced that Align received the CE Mark under the Medical Device Regulation (MDR 2017/745) to market the Invisalign® Palatal Expander System in most of Europe and also completed registration with the Medicines and Healthcare products Regulatory Agency for the United Kingdom and overseas territories.
•On November 12, we shared highlights from the 2024 Invisalign Ortho Summit, Align’s premier clinical education and peer-to-peer networking experience designed to help doctors transform and grow their practice with Invisalign® clear aligners, iTero scanners, and the Align™ Digital Platform. More than 1,000 doctors and practice team members from every region came together, alongside Align and peer-to-peer speakers, to share treatment and workflow best practices, hands-on experiences to sharpen clinical skills, and practice growth and marketing strategies.
•On November 4, we announced the opening of Align's 2025 Annual Research Award Program to support clinical and scientific dental research in universities across the globe. This year, up to $300,000 will be awarded to university faculty for scientific and technological research initiatives to advance patient care in the fields of orthodontics and dentistry. Align Technology’s Research Award Program has funded approximately $3.75 million in research since the program’s inception in 2010.
•On October 23, we announced Frank Quinn, formerly Align vice president and general manager of the United States, rejoined the company as executive vice president and managing director of the Americas region.
•On October 23, we announced the release of the next innovation of Invisalign Smile Architect™ software, now with Multiple Treatment Plans allowing doctors to visually compare and modify orthodontic only and ortho restorative treatment plans side-by-side. The Multiple Treatment Plans are integrated into ClinCheck® treatment planning software for doctors to visually compare, review, and choose the best treatment option for each patient.
•On October 23, we announced iTero intraoral scanner product innovations that provide a versatile overall solution for general practitioner ("GP") dentists that enhance digital dentistry workflows and integrated treatment options in oral health, restorative, and ortho treatment in general dentistry practices.
•On October 14, we announced that Align's Invisalign® Palatal Expander System has been listed on the Singapore Medical Device Register as a class B medical device. The Invisalign Palatal Expander System is now

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
commercially available in Singapore and more recently in Hong Kong for broad patient applicability, including growing children, teens and adults (with surgery or other techniques).

Q4'24 Stock Repurchases

•During Q4'24, we initiated a plan to repurchase $275.0 million of our common stock through open market repurchases. As of December 31, 2024 we had purchased approximately 0.9 million shares at an average price of $222.94 per share for an aggregate of $202.9 million. Purchase of the remaining $72.1 million of the $275.0 million was completed in January 2025.
•As of January 31, 2025, $225.0 million remains available for repurchases of our common stock under our stock repurchase program approved in January 2023.

Business Trends Commentary

Align provides the following context around Clear Aligner pricing and potential new tariffs:

Clear Aligner Pricing Commentary:
•On March 1, 2025, we will raise the list price of Clear Aligners by approximately 3% on average in the Americas and EMEA regions. At the same time, we will remove the $10–$15 per order processing fee for new Clear Aligner orders, Clear Aligner refinement orders, and non-DSP Vivera™ cases ordered. We expect the net effect from these two actions on ASPs to be zero for 2025.

Tariffs Commentary:
•We currently manufacture clear aligners in Mexico and ship them to the U.S. primarily for our U.S. customers with the remainder eventually shipping to other international locations. The U.S./Mexico tariff situation remains very fluid, and we are unable to predict whether new tariffs will go into effect in the future. We are monitoring events closely. Our clear aligner COGS include material, labor, overhead, and freight costs. We expect an incremental tariff, if implemented, to be applied to transfer prices from Mexico. These transfer prices would not include treatment planning costs, freight, other overhead, etc. Align’s global operations have evolved significantly over the past several years and we have greater flexibility to support our global business. However, assuming a 25% tariff on goods originating in Mexico, it is still more economical to ship clear aligners to the U.S. from Mexico, due to a variety of factors including the incremental additional freight costs incurred were we to ship from our Polish facility. Regarding China, we currently manufacture our products in China for the benefit of our customers in China.

Fiscal 2025 Business Outlook

With this as a backdrop, assuming no circumstances occur beyond our control, including foreign exchange and new tariffs, for Q1'25 and fiscal 2025 we provide the following outlook:

Q1'25:

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
•We expect Q1 worldwide revenues to be in the range of $965M to $985M, down sequentially from Q4, primarily due to the impact from unfavorable foreign exchange at current spot rates, and lower capital equipment sales, reflecting historical Q1 seasonality.
•We expect Q1 Clear Aligner volume to be up slightly sequentially and expect Q1 Clear Aligner ASPs to be down sequentially, primarily due to unfavorable foreign exchange at current spot rates, as well as continued product mix shift to non-comprehensive clear aligners.
•In addition to seasonality, we expect Q1 Systems and Services revenues to be down sequentially due to the timing of the commercial availability of our iTero Lumina™ scanner with restorative software, which is expected at the end of March.
•We expect our Q1’25 GAAP operating margin to be below Q1’24 GAAP operating margin by approximately 2 points, primarily due to unfavorable foreign exchange at current spot rates.
•We expect our Q1’25 non-GAAP operating margin to be below Q1’24 non-GAAP operating margin by approximately 1 point, primarily due to unfavorable foreign exchange at current spot rates.

For fiscal 2025:
•We expect 2025 year-over-year revenue growth to be low single digits, which reflects approximately 2 points of unfavorable foreign exchange at current spot rates.
•We expect 2025 Clear Aligner volume growth to be up approximately mid-single digits year-over-year, compared to up 3.5% year-over-year in 2024.
•We expect 2025 Clear Aligner ASPs to be down year-over-year due to unfavorable foreign exchange at current spot rates and continued product mix shift to non-comprehensive clear aligners.
•We expect 2025 Systems and Services year-over-year revenues to grow faster than Clear Aligner revenues.
•We expect fiscal 2025 GAAP operating margin to be approximately 2 points above 2024 GAAP operating margin, and we expect 2025 non-GAAP operating margin to be approximately 22.5%, which both reflect the impact of unfavorable foreign exchange at current spot rates, partially offset by the benefits from restructuring actions we took in Q4 to improve profitability and give us margin accretion in 2025, even as we scale our next generation direct 3D printing fabrication manufacturing.
•We expect our investments in capital expenditures for fiscal 2025 to be between $100M and $150M. Capital expenditures primarily relate to building construction and improvements as well as manufacturing capacity in support of our continued expansion.

Align Web Cast and Conference Call

We will host a conference call today, February 5, 2025, at 4:30 p.m. EST, 2:30 p.m. MST, to review our fourth quarter and full year 2024 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/jkuu8qox/. Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and/or non-GAAP diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 271.6 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 27 years, Align has helped doctors treat approximately 19.5 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations of the impact of ASPs from pricing adjustments, our expectations regarding possible tariffs, our expectations for the commercial availability of our products, our expectations for market opportunities, our expectations for worldwide revenues, Clear Aligner volume, Clear Aligner ASP, Systems and Services revenues and GAAP and non-GAAP operating margin, and 2025 capital expenditures. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including fluctuations in currency exchange rates, inflation, higher interest rates, market volatility, threats or actual imposition of tariffs, threats of or actual economic slowdowns or recessions;
•customer and consumer purchasing behavior and changes in consumer spending habits;
•the economic and geopolitical ramifications of the military conflicts in the Middle East and Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and assets and our research and development activities;
•variations in our product mix, product adoption and selling prices regionally and globally;

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
•competition from existing and new competitors;
•declines in, or the slowing of growth of, sales of our clear aligners or intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints, disruptions or costs;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect and enforce our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission ("SEC") on February 28, 2024 and our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was filed with the SEC on November 5, 2024. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$995,219	$956,726	$3,999,012	$3,862,260
Cost of net revenues	298,278	287,202	1,199,853	1,155,397
Gross profit	696,941	669,524	2,799,159	2,706,863
Operating expenses:
Selling, general and administrative	424,971	402,503	1,763,193	1,703,379
Research and development	94,878	82,160	364,202	346,830
Restructuring and other charges	33,168	13,316	33,168	13,316
Legal settlement loss	(225)	—	30,968	—
Total operating expenses	552,792	497,979	2,191,531	2,063,525
Income from operations	144,149	171,545	607,628	643,338
Interest income and other income (expense), net:
Interest income	8,522	4,978	20,218	17,258
Other income (expense), net	(11,894)	(3,643)	(18,887)	(19,392)
Total interest income and other income (expense), net	(3,372)	1,335	1,331	(2,134)
Net income before provision for income taxes	140,777	172,880	608,959	641,204
Provision for income taxes	36,970	48,866	187,597	196,151
Net income	$103,807	$124,014	$421,362	$445,053

Net income per share:
Basic	$1.39	$1.64	$5.63	$5.82
Diluted	$1.39	$1.64	$5.62	$5.81
Shares used in computing net income per share:
Basic	74,419	75,703	74,877	76,426
Diluted	74,465	75,802	74,993	76,568

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$1,043,887	$937,438
Marketable securities, short-term	—	35,304
Accounts receivable, net	995,685	903,424
Inventories	254,287	296,902
Prepaid expenses and other current assets	198,582	273,550
Total current assets	2,492,441	2,446,618

Marketable securities, long-term	—	8,022
Property, plant and equipment, net	1,271,134	1,290,863
Operating lease right-of-use assets, net	113,376	117,999
Goodwill	442,630	419,530
Intangible assets, net	103,488	82,118
Deferred tax assets	1,557,372	1,590,045
Other assets	234,159	128,682

Total assets	$6,214,600	$6,083,877

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$108,693	$113,125
Accrued liabilities	598,188	525,780
Deferred revenues	1,331,146	1,427,706
Total current liabilities	2,038,027	2,066,611

Income tax payable	96,466	116,744
Operating lease liabilities	88,214	96,968
Other long-term liabilities	139,908	173,065
Total liabilities	2,362,615	2,453,388

Total stockholders’ equity	3,851,985	3,630,489

Total liabilities and stockholders’ equity	$6,214,600	$6,083,877

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$738,231	$785,776

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(254,912)	(195,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(355,722)	(598,340)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(21,153)	4,671
Net (decrease) increase in cash, cash equivalents, and restricted cash	106,444	(3,836)
Cash, cash equivalents, and restricted cash at beginning of the period	938,519	942,355
Cash, cash equivalents, and restricted cash at end of the period	$1,044,963	$938,519

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2023	2023	2023	2023	2023	2024	2024	2024	2024	2024

Number of Invisalign Trained Doctors Cases Were Shipped To
	82,730	83,440	85,195	83,700	125,845	83,510	86,135	87,380	85,685	130,370
Invisalign Trained Doctor Utilization Rates*
North America	9.5	9.8	9.6	9.1	27.6	9.5	9.9	9.7	9.3	28.0
North American Orthodontists	28.7	29.2	28.8	25.9	94.5	28.2	28.8	28.3	26.3	95.0
North American GP Dentists	4.9	5.2	4.9	5.0	14.0	4.9	5.3	5.0	5.1	14.3
International	6.2	6.6	6.1	6.5	16.3	6.3	6.7	6.2	6.8	16.2
Total Utilization Rates**	7.1	7.5	7.1	7.1	19.1	7.2	7.5	7.1	7.3	19.1
Clear Aligner Revenue Per Case Shipment***
	$1,335	$1,335	$1,320	$1,320	$1,330	$1,350	$1,295	$1,275	$1,265	$1,295

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments
Note: During the third quarter of 2023, we began including Touch Up cases revenues that were previously included in
Non-Case revenues and have recast business metrics for the periods presented above accordingly.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2023	2023	2023	2023	2023	2024	2024	2024	2024	2024
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,807	$1,901	$1,974	$1,780	$7,462	$2,064	$2,582	$3,070	$(721)	$6,995
SBC included in Operating Expenses	35,928	35,959	37,628	37,049	146,564	36,724	44,446	45,969	39,569	166,708
Total SBC	$37,735	$37,860	$39,602	$38,829	$154,026	$38,788	$47,028	$49,039	$38,848	$173,703

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2024	September 30, 2024	Impact % of Revenue
GAAP net revenues	$995,219	$977,872
Constant currency impact (1)	(783)		(0.1)%
Constant currency net revenues (1)	$994,436

GAAP Clear Aligner net revenues	$794,289	$786,844
Clear Aligner constant currency impact (1)	(719)		(0.1)%
Clear Aligner constant currency net revenues (1)	$793,570

GAAP Imaging Systems and CAD/CAM Services net revenues	$200,930	$191,028
Imaging Systems and CAD/CAM Services constant currency impact (1)	(64)		—%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$200,866

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2024	2023	Impact % of Revenue
GAAP net revenues	$995,219	$956,726
Constant currency impact (1)	918		0.1%
Constant currency net revenues (1)	$996,137

GAAP Clear Aligner net revenues	$794,289	$781,912
Clear Aligner constant currency impact (1)	706		0.1%
Clear Aligner constant currency net revenues (1)	$794,995

GAAP Imaging Systems and CAD/CAM Services net revenues	$200,930	$174,814
Imaging Systems and CAD/CAM Services constant currency impact (1)	212		0.1%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$201,142

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY NET REVENUES CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2024	2023	Impact % of Revenue
GAAP net revenues	$3,999,012	$3,862,260
Constant currency impact (1)	38,460		1.0%
Constant currency net revenues (1)	$4,037,472

GAAP Clear Aligner net revenues	$3,230,122	$3,199,329
Clear Aligner constant currency impact (1)	31,002		1.0%
Clear Aligner constant currency net revenues (1)	$3,261,124

GAAP Imaging Systems and CAD/CAM Services net revenues	$768,890	$662,931
Imaging Systems and CAD/CAM Services constant currency impact (1)	7,458		1.0%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$776,348

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2024	September 30, 2024
GAAP gross profit	$696,941	$681,774
Constant currency impact on net revenues	(783)
Constant currency gross profit	$696,158

	Three Months Ended
	December 31, 2024	September 30, 2024
GAAP gross margin	70.0%	69.7%
Gross margin constant currency impact (1)	0.0
Constant currency gross margin (1)	70.0%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2024	2023
GAAP gross profit	$696,941	$669,524
Constant currency impact on net revenues	918
Constant currency gross profit	$697,859

	Three Months Ended December 31,
	2024	2023
GAAP gross margin	70.0%	70.0%
Gross margin constant currency impact (1)	0.0
Constant currency gross margin (1)	70.1%

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2024	2023
GAAP gross profit	$2,799,159	$2,706,863
Constant currency impact on net revenues	38,466
Constant currency gross profit	$2,837,625

	Year Ended December 31,
	2024	2023
GAAP gross margin	70.0%	70.1%
Constant currency impact on net revenues(1)	0.3
Constant currency gross margin(1)	70.3%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2024	September 30, 2024
GAAP income from operations	$144,149	$162,298
Income from operations constant currency impact (1)	(778)
Constant currency income from operations (1)	$143,371

	Three Months Ended
	December 31, 2024	September 30, 2024
GAAP operating margin	14.5%	16.6%
Operating margin constant currency impact (2)	(0.1)
Constant currency operating margin (2)	14.4%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2024	2023
GAAP income from operations	$144,149	$171,545
Income from operations constant currency impact (1)	1,680
Constant currency income from operations (1)	$145,829

	Three Months Ended December 31,
	2024	2023
GAAP operating margin	14.5%	17.9%
Operating margin constant currency impact (2)	0.2
Constant currency operating margin (2)	14.6%

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2024	2023
GAAP income from operations	$607,628	$643,338
Income from operations constant currency impact (1)	34,379
Constant currency income from operations (1)	$642,007

	Year Ended December 31,
	2024	2023
GAAP operating margin	15.2%	16.7%
Operating margin constant currency impact (2)	0.7
Constant currency operating margin (2)	15.9%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP gross profit	$696,941	$669,524	$2,799,159	$2,706,863
Stock-based compensation	(721)	1,780	6,995	7,462
Amortization of intangibles (1)	3,699	2,773	14,803	11,182
Restructuring charges (2)	3,823	673	3,823	673
Other Non-GAAP items (3)	1,410	—	1,410	—
Non-GAAP gross profit	$705,152	$674,750	$2,826,190	$2,726,180

GAAP gross margin	70.0%	70.0%	70.0%	70.1%
Non-GAAP gross margin	70.9%	70.5%	70.7%	70.6%

GAAP total operating expenses	$552,792	$497,979	$2,191,531	$2,063,525
Stock-based compensation	(39,569)	(37,049)	(166,708)	(146,564)
Amortization of intangibles (1)	(879)	(866)	(3,497)	(3,497)
Restructuring and other charges (2)	(33,168)	(13,316)	(32,722)	(13,316)
Legal settlement loss	225	—	(30,968)	—
Other Non-GAAP items (3)	(4,676)	—	(4,676)	—
Non-GAAP total operating expenses	$474,725	$446,748	$1,952,960	$1,900,148

GAAP income from operations	$144,149	$171,545	$607,628	$643,338
Stock-based compensation	38,848	38,829	173,703	154,026
Amortization of intangibles (1)	4,578	3,639	18,300	14,679
Restructuring and other charges (2)	36,991	13,989	36,545	13,989
Legal settlement loss	(225)	—	30,968	—
Other Non-GAAP items (3)	6,086	—	6,086	—
Non-GAAP income from operations	$230,427	$228,002	$873,230	$826,032

GAAP operating margin	14.5%	17.9%	15.2%	16.7%
Non-GAAP operating margin	23.2%	23.8%	21.8%	21.4%

GAAP net income before provision for income taxes	$140,777	$172,880	$608,959	$641,204
Stock-based compensation	38,848	38,829	173,703	154,026
Amortization of intangibles (1)	4,578	3,639	18,300	14,679
Restructuring and other charges (2)	36,991	13,989	36,545	13,989
Legal settlement loss	(225)	—	30,968	—
Other Non-GAAP items (3)	6,086	—	6,086	—
Non-GAAP net income before provision for income taxes	$227,055	$229,337	$874,561	$823,898

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP provision for income taxes	$36,970	$48,866	$187,597	$196,151
Tax impact on non-GAAP adjustments	8,441	(2,998)	(12,715)	(31,415)
Non-GAAP provision for income taxes	$45,411	$45,868	$174,882	$164,736

GAAP effective tax rate	26.3%	28.3%	30.8%	30.6%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$103,807	$124,014	$421,362	$445,053
Stock-based compensation	38,848	38,829	173,703	154,026
Amortization of intangibles (1)	4,578	3,639	18,300	14,679
Restructuring and other charges (2)	36,991	13,989	36,545	13,989
Legal settlement loss	(225)	—	30,968	—
Other Non-GAAP items (3)	6,086	—	6,086	—
Tax impact on non-GAAP adjustments	(8,441)	2,998	12,715	31,415
Non-GAAP net income	$181,644	$183,469	$699,679	$659,162

GAAP diluted net income per share	$1.39	$1.64	$5.62	$5.81
Non-GAAP diluted net income per share	$2.44	$2.42	$9.33	$8.61

Shares used in computing diluted net income per share	74,465	75,802	74,993	76,568

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    During the fourth quarters of 2023 and 2024, we initiated restructuring plans to reduce headcount and increase efficiencies across the organization and lower the overall cost structure. Restructuring charges are primarily related to severance and other post-employment one-time benefits.
(3)    Other Non-GAAP items from the fourth quarter of 2024 primarily include settlements of various indirect tax obligations related to prior years.
(+)    Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2024 Results
ALIGN TECHNOLOGY, INC.
Q1 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP Operating Margin	Approximately 13.5%
Stock-based compensation	~4.5%
Amortization of intangibles (1)	~0.5%
Non-GAAP Operating Margin	Approximately 18.5%

ALIGN TECHNOLOGY, INC.
FISCAL 2025 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP Operating Margin	Approximately 17.0%
Stock-based compensation	~5.0%
Amortization of intangibles (1)	~0.5%
Non-GAAP Operating Margin	Approximately 22.5%

(1) Amortization of intangible assets related to certain acquisitions

Refer to "About Non-GAAP Financial Measures" section of press release.